Exhibit 99.1

Finjan Files Preliminary Injunction Against Blue Coat

EAST PALO ALTO, CA -- 07/29/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced that its subsidiary Finjan, Inc. ("Finjan") filed a motion for preliminary injunction on July 28, 2016 against Blue Coat’s continuous and now willful infringement against Finjan’s patents. The preliminary injunction would prohibit Blue Coat from making, using, offering to sell or selling within the U.S. or import into the U.S. the Dynamic Real-Time Rating component of their WebPulse product. Finjan argues that a preliminary injunction is necessary to mitigate irreparable harm that Blue Coat has caused and is causing Finjan’s revenue, reputation, goodwill and business. A court date has been reserved so this matter may be heard by the Honorable Beth Labson Freeman on November 10, 2016.

“We found the filing of this injunction necessary as even with the final ruling in the first Blue Coat trial confimed at $39.5 million to Finjan, Blue Coat has been unwilling or unable to design around their infringement,” said Phil Hartstein, President and CEO of Finjan. “Symantec’s recent acquisition of Blue Coat further complicates the issue as it involves technology that was central to the original case against Blue Coat. We are taking this proactive step to preserve our rights and to protect the value of Finjan licensees and our shareholders.”

Finjan has pending infringement lawsuits against FireEye, Inc., Sophos, Inc., Symantec Corp., Palo Alto Networks, Inc., ESET and its affiliates relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com